Exhibit 16.1

March 30, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read River Financial Corporation’s statements included under Item 4.01 of its Form 8-K filed on March 30, 2016 and we agree with such statements concerning our firm.

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